As filed with the Securities and Exchange Commission on November 22, 2000
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                        11-3223672
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                                 No.)

         2 Hanager Street
        Kfar Saba, Israel
(Address of Principal Executive
            Offices)                                      (Zip Code)

                                   ----------

                           2000 TTR TECHNOLOGIES, INC.
                              EQUITY INCENTIVE PLAN
                            (Full title of the plans)

                                   ----------

          MARC D. TOKAYER                          DAVID S. ROSENTHAL, ESQ.
President and Chief Executive Officer       Swidler Berlin Shereff Friedman, LLP
       TTR Technologies, Inc.                        405 Lexington Avenue
         2 Hanager Street                          New York, New York 10174
         Kfar Saba, Israel                              (212) 973-0111
           972-9-766-2393
(Name, address and telephone number, including area code, of agents for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                         Proposed             Proposed
                                                          maximum              maximum              Amount of
     Title of Securities              Amount           offering price     aggregate offering      registration
      to be registered         to be registered (1)     per share (2)          price (2)             fee (2)
------------------------------------------------------------------------------------------------------------------
   Common Stock, par             1,500,000 shares          $5.38             $8,074,464             $2,131.66
 value $.001 per share
==================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculation of the registration fee. The proposed maximum aggregate offering price was calculated as follows: 949,600 shares multiplied by $4.04 (the weighted average exercise price of options granted under the Plan to date) plus 550,400 shares multiplied by $7.70 (the average of the high and low price for one share of common stock, par value $.001 per share, of TTR Technologies, Inc. on the Nasdaq SmallCap Market on November 21, 2000).

                                EXPLANATORY NOTES

      This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Act, to register shares of the common stock, par value $.001 per share (the "Common Stock"), of TTR Technologies, Inc., a Delaware corporation (the "Registrant"), issued or issuable pursuant to the 2000 TTR Technologies, Inc. Equity Incentive Plan (the "Plan").


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents, which have been filed by the Registrant with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

      (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30,2000; and

      (c) The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 24, 1997.

      In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

      The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the certificate of incorporation (as amended to date, the "Certificate of Incorporation") of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

      Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

      Paragraph Six of the Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as the same exists or may be amended, no director of the Registrant shall be personally liable to the Registrant or its stockholders for any breach of duty as a director.

      Paragraph Seven of the Certificate of Incorporation entitles directors and officers of the Registrant to such rights of indemnification and advancement of expenses as the Board of Directors may provide.

      Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      The following exhibits are filed as part of this Registration Statement:

Exhibit Number.                  Description.
---------------                  ------------

4.1                     2000 TTR Technologies, Inc. Equity Incentive Plan.

5.1                     Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1                    Consent of Brightman Almagor & Co.

23.2                    Consent of Swidler Berlin Shereff Friedman, LLP
                        (contained in Exhibit 5.1).

Item 9. Undertakings.

      The undersigned hereby undertakes that it will:

      (1) file, during any period in which it offers or sell securities, a post-effective amendment to this registration statement to:


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

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution;

      (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

      (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, State of Israel on this 22nd day of November, 2000.

                                        TTR TECHNOLOGIES, INC


                                        By: /s/ Marc D. Tokayer
                                            ------------------------------------
                                            Marc D. Tokayer
                                            President, Chief Executive
                                            Officer and Director

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Marc D. Tokayer, his true and lawful attorney -in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                     Titles                            Date
---------                                     ------                            ----


/s/ Marc D. Tokayer           President, Chief Executive Officer and      November 22, 2000
--------------------------    Director (Principal Executive Officer)
Marc D. Tokayer


/s/ Baruch Sollish            Director, Secretary                         November 22, 2000
--------------------------
Baruch Sollish


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

Signature                                     Titles                            Date
---------                                     ------                            ----


/s/ Michael Braunold          Director                                    November 22, 2000
--------------------------
Michael Braunold


/s/ Christopher D. Illick     Director                                    November 22, 2000
--------------------------
Christopher D. Illick


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

                                  EXHIBIT INDEX

Exhibit Number        Description
--------------        ------------

      4.1             2000 TTR Technologies, Inc. Equity Incentive Plan.

      5.1             Opinion of Swidler Berlin Shereff Friedman, LLP.

      23.1            Consent of Brightman Almagor & Co.

      23.2 Consent of Swidler Berlin Shereff Friedman, LLP (contained in Exhibit 5.1).


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